CONSULTING AGREEMENT

AGREEMENT made this 15th day of January, 2005, by and between Global Internet Marketing Corporation hereinafter referred to as "Consultant", and WiMAX EU, Ltd, whose principal place of business is located at 356 Pine Ave #1, Pacific Grove, CA, hereinafter referred to as "Company".

WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company consulting and marketing services regarding the promotion of the company and its services in Europe and elsewhere and for the operation of Consultant as an independent contractor and not as an employee; and

NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of 24 months commencing on January 20, 2004, and may be terminated by either party giving thirty (30) days written notice to the other party at the addresses stated above or at an address chosen subsequent to the execution of this agreement and duly communicated to the party giving notice.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the promotion of the Company, the implementation of retail marketing, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall be held free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services by Consultant. Further Consultant expressly agrees to comply with all applicable rules and regulations in its actions on behalf of the Company. Further Consultant agrees that all marketing and promotional materials shall be approved by Company or its legal representative prior to distribution of said material by Consultant. Failure to do so is grounds for termination of this agreement without notice


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4. Compensation. The Consultant shall receive upon execution of this agreement the sum of 1,500,000 (one million five hundred thousand) shares of unregistered common stock at par as payment in full for this agreement. Consultant will pay all expenses in the performance of this agreement except those agreed in advance by Company to reimburse.

In addition, the Company shall reimburse the Consultant per diem for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement. Company agrees to include these shares in any registrations of stock filed with the SEC.

5. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 15th day of January, 2005.

"Company"

/s/  Christopher Miles
---------------------------------
by Christopher Miles - President


"Consultant"


/s/  Alex James
---------------------------------